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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               NuWay Medical, Inc.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                                 65-0159115
-----------------------------------          -------------------------
 (State or Other Jurisdiction of                 (IRS Employer
  Incorporation or  Organization)              Identification No.)



     23461 South Pointe Drive, Suite 200, Laguna Hills, California      92653
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     (Address of Principal Executive Offices)                        (Zip Code)


                           2002 Consultant Equity Plan
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                            (Full Title of the Plan)

                                 Dennis Calvert
                       23461 South Pointe Drive, Suite 200
                         Laguna Hills, California  92653
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                     (Name and Address of Agent for Service)

                                  949.454.9011
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          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================

Title  of  Each                     Proposed       Proposed
   Class of                         Maximum        Maximum
  Securities         Amount         Offering      Aggregate         Amount of
    To Be             To Be          Price         Offering       Registration
  Registered        Registered      Per Unit         Price             Fee
--------------------------------------------------------------------------------

Common  Stock       3,500,000(1)    $0.13(2)      $455,000(2)         $126.49
--------------------------------------------------------------------------------

(1) The number of shares of securities covered by this Registration Statement will be increased as a result of adjustments to the registrant's capital structure resulting from any future stock split, stock dividend or similar adjustment to the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for purpose of calculating the amount of the registration fee, based upon the average of the bid and ask price of the registrant's common stock as reported on the NASDAQ Small Capitalization market reporting system on December 20, 2002.

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                                EXPLANATORY NOTE
                      REGISTRATION OF ADDITIONAL SECURITIES

     NuWay Medical, Inc. (referred to as "We" or the like or as the "Registrant") is filing this Registration Statement in order to register an additional 3,500,000 shares of its common stock. We previously filed a registration statement on Form S-8 (the "Initial Registration Statement") covering 1,500,000 shares of our common stock that are issuable pursuant to our 2002 Consultant Equity Plan (the "Plan"). This amendment to the Initial Registration Statement is being made in order to register an additional 3,500,000 common shares that our Board of Directors authorized to be issued under the Plan. As a result of this Registration Statement, a total of 5,000,000 common shares authorized to be issued under the Plan are covered by filings we have made on Form S-8, including this Registration Statement.

     The contents of the Initial Registration Statement, filed with the Securities and Exchange Commission (the "Commission") on August 8, 2002, as SEC file number 333-97839, are incorporated by reference into this Registration Statement.


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference into this registration statement:


1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, which the Registrant filed with the Commission on April 12, 2002;

2. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on January 29, 2002;

3. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on February 22, 2002;

4. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on March 6, 2002;

5. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on March 8, 2002;

6. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on March 12, 2002;

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7.   The Registrant's Amended Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2000, which the Registrant filed with the Commission on March 20, 2002;

8. The Registrant's Amended Quarterly Report on Form 10-QSB/A-1 for the fiscal quarter ended September 30, 2001, which the Registrant filed with the Commission on March 25, 2002;

9. The Registrant's Amended Quarterly Report on Form 10-QSB/A-1 for the fiscal year ended June 30, 2001, which the Registrant filed with the Commission on March 25, 2002;

10. The Registrant's Amended Quarterly Report on Form 10-QSB/A-1 for the fiscal year ended March 31, 2001, which the Registrant filed with the Commission on March 25, 2002;

11. The Registrant's Notification of Late Filing on Form 12b-25 with respect to its Form 10-KSB for the period ending December 31, 2001, which the Registrant filed with the Commission on April 1, 2002;

12. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on May 6, 2002;

13. The Registrant's Notification of Late Filing on Form 12b-25 with respect to its Form 10-QSB for the period ending March 31, 2002, which the Registrant filed with the Commission on April 1, 2002;

14. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, which the Registrant filed with the Commission on May 20, 2002;

15. The Registrant's Notification of Late Filing on Form 12b-25 with respect to its Form 10-QSB for the period ending June 30, 2002, which the Registrant filed with the Commission on August 15, 2002;

16. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002, which the Registrant filed with the Commission on August 19, 2002;

17. The Registrant's Current Report on Form 8-K, which the Registrant filed with the Commission on September 20, 2002;

18. The Registrant's Notification of Late Filing on Form 12b-25 with respect to its Form 10-QSB for the period ending September 30, 2002, which the Registrant filed with the Commission on November 18, 2002;

19. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002, which the Registrant filed with the Commission on November 19, 2002; and

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20.  All documents that we subsequently file pursuant to Sections 13(a), 13(c),
     14 and 15(d) of the Securities Exchange Act of 1934, prior to our filing of a post-effective amendment that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Wolf, Rifkin & Shapiro, LLP has given an opinion on the validity of the common stock subject to this Registration Statement and has provided legal counsel to the Registrant in connection with this Registration Statement. Michael Wolf and Daniel Shapiro, partners of such firm, and Ronald Dorfman, an attorney of counsel to the firm, have received a total of 150,000 shares of our common stock pursuant to the Plan. All of those 150,000 shares are covered by the Initial Registration Statement. In addition, such individuals are eligible to receive additional shares of our common stock pursuant to the Plan, all of which shares will be covered by the Initial Registration Statement or this Registration Statement.


ITEM  8.  EXHIBITS.


5       Opinion regarding legality
23.1    Consent of Shubitz Rosenbloom & Co., P.A.
23.2    Consent of Shubitz Rosenbloom & Co., P.A.
23.3    Consent of Shubitz Rosenbloom & Co., P.A.
23.4    Consent of Shubitz Rosenbloom & Co., P.A.
23.5    Consent of Shubitz Rosenbloom & Co., P.A.
23.6    Consent of Shubitz Rosenbloom & Co., P.A.
23.7    Consent of Shubitz Rosenbloom & Co., P.A.
23.8    Consent of Shubitz Rosenbloom & Co., P.A.
23.9    Consent of Wolf, Rifkin & Shapiro, LLP (included in Exhibit 5)
99      Resolution of Board of Directors

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 27th day of December, 2002.

                                   NUWAY  MEDICAL,  INC.

                                        /s/ Dennis Calvert
                                   By:___________________________
                                       Dennis Calvert, President


     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Dated:  December 27, 2002                /s/ Dennis Calvert
                                         _______________________________
                                         Dennis Calvert, Director, President,
                                         Acting Chief Financial Officer


Dated:  December 27, 2002                /s/ Joseph L. Provenzano
                                         _______________________________
                                         Joseph L. Provenzano, Director

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                                INDEX TO EXHIBITS


Exhibit No.                 Description

5             Opinion regarding legality
23.1          Consent of Shubitz Rosenbloom & Co., P.A.
23.2          Consent of Shubitz Rosenbloom & Co., P.A.
23.3          Consent of Shubitz Rosenbloom & Co., P.A.
23.4          Consent of Shubitz Rosenbloom & Co., P.A.
23.5          Consent of Shubitz Rosenbloom & Co., P.A.
23.6          Consent of Shubitz Rosenbloom & Co., P.A.
23.7          Consent of Shubitz Rosenbloom & Co., P.A.
23.8          Consent of Shubitz Rosenbloom & Co., P.A.
23.9          Consent of Wolf, Rifkin & Shapiro, LLP (included in Exhibit 5)
99            Resolution of Board of Directors





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